February 18, 2005

         Amendment to Placement Agent Agreement Dated November 19, 2004

      This letter agreement shall serve as an amendment to the Placement Agent Agreement dated November 19, 2004, as amended (the "Placement Agent Agreement"), between New York Health Care, Inc. (the "Company") and Sterling Financial Investment Group, Inc. ("Sterling"). Sterling and the Company each acknowledge that as of the Expiration Date of the Offering, the escrow agent for the Offering has received funds in excess of the Minimum Offering amount.

      Prior to the release of those funds in escrow, the parties hereby agree to the following:

      1. Sterling and the Company hereby agree to extend the termination date of the Placement Agent Agreement and the Closing of the Minimum Offering until February 25, 2005; and

      2. All of the remaining terms and conditions, except as modified hereby, of the Placement Agent Agreement shall remain in full force and effect.

      3. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Placement Agent Agreement

      In Witness Whereof, the parties have executed this Agreement as of the date first written above.

New York Health Care, Inc.             Sterling Financial Investment Group, Inc.


By: /s/ Jacob Rosenberg                By: /s/ Ricardo Rivas
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Name: Jacob Rosenberg                  Name: Ricardo Rivas
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Title: COO, CFO                        Title: Managing Director
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